Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6108 Fax 913 696 6116 News Release

YRC Worldwide Provides Quarter-To-Date Operating Data for Fourth Quarter 2020

OVERLAND PARK, Kan., December 7, 2020 — YRC Worldwide Inc. (NASDAQ: YRCW) reported certain operating metrics for the first two months of fourth quarter 2020.

For YRC Worldwide less-than-truckload (LTL), the percent change 2020 from 2019:

	Shipments per workday	Weight per shipment	Tonnage per workday	Revenue per hundredweight(a)	Revenue per shipment(a)
October	-0.2%	2.1%	1.9%	-3.5%	-1.5%
November	0.3%	1.9%	2.2%	0.6%	2.4%
QTD	0.0%	2.0%	2.1%	-1.6%	0.3%

(a)	Includes fuel surcharge

About YRC Worldwide

YRC Worldwide Inc. has one of the largest, most comprehensive logistics and less-than-truckload (LTL) networks in North America with local, regional, national, and international capabilities. Through our teams of experienced service professionals, YRC Worldwide offers industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial, and retail goods with confidence. YRC Worldwide, headquartered in Overland Park, Kan., is the holding company for a portfolio of LTL brands including Holland, New Penn, Reddaway, and YRC Freight, as well as the logistics company HNRY Logistics.

Please visit our website at www.yrcw.com for more information.

Investor Contact: Tony Carreño

913-696-6108

investor@yrcw.com

Media Contact:    Mike Kelley

913-696-6121

mike.kelley@yrcw.com

SOURCE: YRC Worldwide